UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2014

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer. On September 25, 2014, Symantec Corporation (the “Company”) announced the appointment of Michael A. Brown as its President and Chief Executive Officer. Mr. Brown, age 55, had been serving as the Company’s interim President and Chief Executive Officer since March 20, 2014. Mr. Brown has served as a member of the Company’s Board of Directors (the “Board”) since July 2005 following the acquisition of VERITAS Software Corporation. Mr. Brown had served on the VERITAS board of directors since 2003. From 1984 until September 2002, Mr. Brown held various senior management positions at Quantum Corporation, a leader in computer storage products, and most recently as Chief Executive Officer from 1995 to 2002 and Chairman of the Board from 1998 to 2003. Mr. Brown is a member of the board of directors of Quantum Corporation. He has previously served as a director of a variety of public companies, including Digital Impact, Maxtor Corporation and Nektar Therapeutics. Mr. Brown holds a master’s of business administration from Stanford Business School and a bachelor’s degree from Harvard University.

Executive Employment Agreement. On September 24, 2014, the Company entered into an employment agreement (the “Agreement”) with Mr. Brown. The material terms of Mr. Brown’s compensation arrangements and the Agreement are summarized below:

Base Salary and Bonus. Mr. Brown will receive an annual base salary of $1,000,000. He is also eligible for an annual bonus under the Company’s FY15 Executive Annual Incentive Plan with a target amount of 150% of base salary. The actual amount of the annual bonus will be determined by the independent members of the Board based on the Company’s achievement in fiscal year 2015 of targeted annual revenue of Symantec (50% weighting) and achievement of targeted annual non-GAAP operating income of Symantec (50% weighting). For the non-GAAP operating income and revenue metrics: (a) at the threshold achievement level of 90% of target, the level is 40%; (b) above the threshold achievement level, the level increases incrementally, up to a level of 100% at 100% achievement; (c) above the target achievement level, the level increases incrementally, up to a cap of a 200% funding based on achievement of 106.5% of target; and (d) there is a zero payout if the achievement is below 90% of target. The non-GAAP operating income and revenue metrics are tested independently of each other. With respect to the above metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement period for all metrics is the fiscal year ending on April 3, 2015. Mr. Brown’s FY15 annual bonus payout, if any, will be prorated based on his period of employment as our permanent President and Chief Executive Officer during fiscal 2015.

Grant of Restricted Stock Units. The Board approved a grant of 147,736 restricted stock units (“RSUs”) for Mr. Brown that will vest in three annual installments beginning on September 1, 2015.

Grant of Performance-Based Restricted Stock Units. Mr. Brown received a grant of 344,717 performance-based restricted stock units (“PRUs”) that are subject to vesting based on the Company’s achievement of (x) targeted non-GAAP earnings per share for fiscal 2015 and (y) the achievement of the total shareholder return (“TSR”) ranking for the Company as compared to the S&P 500 for the 2 year period ending at the end of fiscal 2016 and for the three year period ending at the end of fiscal 2017.

Severance Terms. Pursuant to the Agreement, Mr. Brown is entitled to receive certain benefits upon the involuntary termination of his employment under certain circumstances. In the event of (i) an involuntary termination of Mr. Brown’s employment by the Company for any reason other than “Cause” (as defined in the Agreement) or (ii) Mr. Brown’s resignation for “Good Reason” (as defined in the Agreement), and in the absence of a “Change in Control” (as defined in the Agreement), then Mr. Brown shall generally be entitled to (x) a lump-sum cash payment of 3.0 times his base salary and target bonus then in effect within 60 days following the termination date; (y) reimbursement of COBRA premiums for a 18-month period after the termination date; and (z) acceleration of PRUs in accordance with the terms in the PRU Agreement.

In the event of (i) an involuntary termination of Mr. Brown’s employment by the Company for any reason other than Cause, death or permanent disability or (ii) Mr. Brown’s resignation for Good Reason, in either case that occurs (a) at the same time as, or within the twelve (12) month period following the consummation of a Change in Control or (b) within the sixty (60) day period prior to the date of a Change in Control where the Change in Control was under consideration at the time of Mr. Brown’s termination date, then Mr. Brown shall generally be entitled to (w) a lump-sum cash payment of 2.0 times his base salary and target bonus then in effect within 60 days following the termination date; (x) reimbursement of COBRA premiums for a 18-month period after the termination date; (y) full acceleration of any then-unvested restricted stock units; and (z) acceleration of PRUs in accordance with the terms in the PRU Agreement.

In the event of a termination of employment on account of the death or permanent disability of Mr. Brown, he and his spouse and/or his eligible dependents will be entitled to certain benefits, including (x) reimbursement of COBRA premiums for an 18-month period after the termination date; (y) full acceleration of any then-unvested RSUs; and (z) partial acceleration of PRUs in accordance with the terms in the PRU Agreement.

All payments to Mr. Brown as described in the paragraphs above are contingent upon Mr. Brown’s execution, delivery and non-revocation of a customary release of claims in agreed form. Mr. Brown shall not be entitled to any benefits under the agreement in the case of his involuntary termination for Cause or his resignation under circumstances that do not constitute Good Reason.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Executive Employment Agreement, dated September 24, 2014, by and between Symantec Corporation and Michael A. Brown

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: September 26, 2014	By:	/S/ GREGORY M. KING
Gregory M. King
Vice President, Corporate Legal Services and Assistant Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Executive Employment Agreement, dated as of September 24, 2014, by and between Symantec Corporation and Michael A. Brown.